Exhibit 99.1

Imperial Holdings, Inc. Announces First Quarter 2014 Results

Company Reports Book Value of $9.23 per Share

Boca Raton, FL, May 8, 2014 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today its financial results for the three months ended March 31, 2014.

Three Months Ended March 31, 2014

Total income from continuing operations was $13.6 million for the three months ended March 31, 2014 compared to a total income from continuing operations of $3.3 million for the same period in 2013. The increase in income was primarily a result of a $12.1 million improvement in the fair value of the Company’s investment in life settlements. Total expenses were $12.9 million for the three months ended March 31, 2014 compared to $8.6 million for the same period in 2013. The increase in expenses was primarily due to a $2.7 million increase in interest expenses relating to the Company’s recent convertible notes issuance and increased borrowing of revolving credit facility debt. Additionally, the fair value of the revolving credit facility debt increased by $1.1 million during the quarter and the Company assumed a $2.1 million increase in conversion derivative liability, which is embedded in the convertible notes between inception date and the quarter end. These increases were partially offset by a decrease of $2.0 million in legal fees.

The Company reported a net loss from continuing operations of $3.3 million, or ($.16) per fully diluted share, for the three months ended March 31, 2014, compared to a net loss of $5.3 million, or ($0.25) per fully diluted share, for the same period in 2013. The net loss was impacted by a one-time provision for income taxes of $3.7 million as a result of a recent accounting pronouncement that was adopted by the Company as of January 1, 2014.

As of March 31, 2014, the Company had cash and cash equivalents of approximately $81.9 million. As of May 8, 2014, the Company had 21,362,794 shares outstanding and a book value of $9.23 per share.

Life Settlements Portfolio Highlights

At March 31, 2014, the estimated fair value of the Company’s 601 life insurance policies was $315.5 million compared to $303.0 million for 614 life insurance policies at December 31, 2013. The weighted average discount rate was 19.05% at March 31, 2014 compared to 19.14% at December 31, 2013. The aggregate face value of the Company’s portfolio of life insurance policies was approximately $2.9 billion at March 31, 2014.

Antony Mitchell, Chief Executive Officer of Imperial, commented: “With the recent capital raise behind us, we are focused on sourcing accretive lending and investment opportunities within the life finance space. Our current pipeline looks encouraging and we expect to deploy capital later this year.”

Conference Call

The Company will host a conference call today at 5:00 P.M ET. To join the call please dial US Toll Free (877) 312-5529 or from Outside of the US (253) 237-1147 and provide Conference ID 32093012 when prompted.

The conference call will also be broadcast live through a link on the Investor Relations section of the Company’s website at www.imperial.com. Please visit the website at least 10 minutes prior to the call to register, download and install any necessary audio software.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

-SELECTED FINANCIAL TABLES FOLLOW-

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$79,061	$14,722
Cash and cash equivalents (VIE Note 4)	2,869	7,977
Restricted cash	—	13,506
Prepaid expenses and other assets	2,492	1,331
Deposits – other	1,347	1,597
Structured settlement receivables, at estimated fair value	388	660
Structured settlement receivables at cost, net	545	797
Investment in life settlements, at estimated fair value	46,887	48,442
Investment in life settlements, at estimated fair value (VIE Note 4)	268,577	254,519
Receivable for maturity of life settlements (VIE Note 4)	13,641	2,100
Fixed assets, net	53	74
Investment in affiliates	2,384	2,378
Deferred debt costs, net	3,251	—

Total assets	$421,495	$348,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$5,415	$2,977
Accounts payable and accrued expenses (VIE Note 4)	267	341
Other liabilities	6,912	21,221
Interest payable – senior unsecured convertible notes	668	—
Revolving Credit Facility debt, at estimated fair value (VIE Note 4)	133,952	123,847
Senior unsecured convertible notes, net of discount (Note 10)	54,092	—
Conversion derivative liability, at estimated fair value (Note 10)	18,963	—
Income taxes payable	—	6,295
Deferred tax liability	3,976	—

Total liabilities	224,245	154,681
Commitments and Contingencies (Note 13)
Stockholders’ Equity

Common stock (par value $0.01 per share, 80,000,000 authorized; 21,362,794 and 21,237,166 issued and outstanding as of March 31, 2014 and December 31, 2013, respectively)	213	212
Additional paid-in-capital	246,670	239,506
Accumulated deficit	(49,633)	(46,296)

Total stockholders’ equity	197,250	193,422

Total liabilities and stockholders’ equity	$421,495	$348,103

* Derived from audited consolidated financial statements.

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended
	March 31,
	2014	2013
Income	(in thousands, except share and per share data)
Interest income	$2	$20
Interest and dividends on investment securities available for sale	—	14
Loss on life settlements, net	(360)	—
Change in fair value of life settlements (Notes 8 & 11)	13,956	1,840
Servicing fee income	—	234
Other income	4	1,153

Total income (loss)	13,602	3,261

Expenses
Interest expense	2,801	103
Change in fair value of Revolving Credit Facility debt (Notes 9 & 11)	1,129	—
Change in fair value of conversion derivative liability (Notes 10 & 11)	2,062	—
Amortization of deferred costs	—	7
Personnel costs	2,168	1,863
Legal fees	2,844	4,843
Professional fees	1,171	802
Insurance	423	519
Other selling, general and administrative expenses	346	420

Total expenses	12,944	8,557

Income (loss) from continuing operations before income taxes	658	(5,296)
Provision for income taxes	3,976	40

Net income (loss) from continuing operations	$(3,318)	$(5,336)

Discontinued Operations:
Income (loss) from discontinued operations, net of income taxes	$(19)	$1,005

Net income (loss)	$(3,337)	$(4,331)

Earnings per share:
Basic and diluted earnings per common share
Continuing operations	$(0.16)	$(0.25)
Discontinued operations	$—	$0.05

Net income (loss)	$(0.16)	$(0.20)

Weighted average shares outstanding:

Basic and diluted	21,344,112	21,206,121

Life Finance Business Segment

	For the Three Months Ended
	March 31,
	2014	2013
Period Acquisitions – Policies Owned
Number of policies acquired	—	8
Average age of insured at acquisition	—	76.8
Average life expectancy – Calculated LE (Years)	—	12.3
Average death benefit	$—	$4,094
Aggregate purchase price	$—	$1,524

End of Period – Policies Owned
Number of policies owned	601	220
Average Life Expectancy – Calculated LE (Years)	11.4	10.8
Aggregate Death Benefit	$2,920,399	$1,099,906
Aggregate fair value	$315,464	$117,732
Monthly premium – average per policy	$7.5	$10.4

End of Period Loan Portfolio
Loans receivable, net	$—	$1,769
Number of policies underlying loans receivable	—	14
Aggregate death benefit of policies underlying loans receivable	$—	$56,900
Number of loans with insurance protection	—	5
Loans receivable, net (insured loans only)	$—	$93
Average Per Loan:
Age of insured in loans receivable	—	75.8
Life expectancy of insured (years)	—	15.6
Monthly premium	$—	$5
Loan receivable, net	$—	$126
Interest rate	—	12.5%